EXHIBIT 21 TO FORM 10-KSB



The subsidiaries of the Registrant are:

                 Name                                     State of Incorporation
------------------------------------------------          ----------------------

Frontier, Inc.                                                     Oklahoma
Frontier Acquisition Corp.                                         Oklahoma
Frontier Exploration and Production Corporation                    Oklahoma